320 S Canal Street Chicago, Illinois 60606 T 312.845.3000 F 312.701.2361 foundos@chapman.com

July 15, 2026

Wasatch Funds Trust

505 Wakara Way 3rd Floor

Salt Lake City, Utah 84108

   Re:        Wasatch Funds Trust

Ladies/Gentlemen:

We have served as counsel for the Wasatch Funds Trust (the “Trust”), which proposes to offer and sell shares of beneficial interest of a new series, the Wasatch Small/Mid Cap ETF (the “Fund” and the shares of the Fund are the “Shares”), in the manner and on the terms set forth in the Trust’s Post-Effective Amendment No. 135 and Amendment No. 137 to its Registration Statement on Form N-1A to be filed on or about July 15, 2026 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, respectively.

In connection therewith, we have examined such pertinent records and documents and matters of law as we have deemed necessary in order to enable us to express the opinion hereinafter set forth, including the opinion of Morgan, Lewis & Bockius LLP issued to the Trust and Trust’s counsel upon which we have relied as they relate to the laws of the Commonwealth of Massachusetts, resolutions adopted by the Board of Trustees at meetings held on February 17-28, 2026 and May 19-20, 2026 (collectively, the “Resolutions”), the Trust’s Amended and Restated Declaration of Trust dated November 12, 2025 as filed with the Secretary of the Commonwealth of Massachusetts on December 4, 2025 (the “Declaration”), the Trust’s Amended and Restated Designation of Series of Shares as filed with the office of the Secretary of the Commonwealth of Massachusetts on April 8, 2026 (the “Designation”), a Certificate of the Secretary of the Trust certifying as to the Trust’s Declaration, Designation, By-Laws as currently in effect (the “By-Laws”), and the Resolutions and a draft of the Registration Statement received on July 10, 2026.

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement, as

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Wasatch Funds Trust

July 15, 2026

filed with the Securities and Exchange Commission, will be in substantially the form of the draft of the Registration Statement referenced above. We have further assumed that the Trust’s Declaration, Designation, By-Laws and the Resolutions will not have been amended, modified or withdrawn with respect to matters relating to the Shares and will be in full force and effect on the date of the issuance of such Shares. We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, we are of the opinion that:

The Shares, when issued and sold in accordance with the Trust’s Declaration, the Trust’s By-Laws, the Designation, the Resolutions and for the consideration described in the Registration Statement and subject to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities, will be validly issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (File No. 33-10451) relating to the Shares referred to above, to the use of our name and to the reference to our firm in said Registration Statement. In rendering this opinion and giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Respectfully submitted,

/s/ Chapman and Cutler LLP

CHAPMAN AND CUTLER LLP